UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  August 4, 2011

(Date of earliest event reported)

VITACOST.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34468 (Commission File No.)	37-1333024 (IRS Employer Identification No.)

5400 Broken Sound Blvd. NW – Suite 500
Boca Raton, Florida 33487-3521
(Address of Principal Executive Offices)

(561) 982-4180

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 9, 2011, Vitacost.com, Inc. (the “Company”) issued a press release containing its results of operations and financial condition for the three months ended June 30, 2011. The press release is furnished as Exhibit 99.1 to this Form 8-K.

The information under Item 2.02 and in Exhibit 99.1 in this Form 8-K is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under Item 2.02 and in Exhibit 99.1 in this Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2011, the Company appointed Robert Wegner, age 43, as the Chief Operating Officer of the Company, effective immediately.

Prior to his appointment as the Company’s Chief Operating Officer, Mr. Wegner was the Director of Operations, North America at Amazon.com from 2006 through 2010 and served in other senior operational and managerial roles at Amazon from 1999 through 2006.

Employment Agreement

On August 4, 2011, in connection with Mr. Wegner’s appointment as Chief Operating Officer, the Company and Mr. Wegner entered into an employment agreement (the “Employment Agreement”), outlining the terms of Mr. Wegner’s employment with the Company.  Under the terms of the Employment Agreement, Mr. Wegner will receive a base salary of $250,000 per year and an annual bonus equal to up to 50% of his base salary, which is guaranteed on a prorated basis for 2011.  Subject to the approval of the award grant by the Company’s Board of Directors, the Company will issue to Mr. Wegner options to purchase 300,000 shares of the Company’s common stock.  The options will vest 20% per year over five years.  In addition, Mr. Wegner will receive $25,000 for relocation expenses and is eligible to participate in the Company’s standard employee benefits programs available to senior executives.

The term of the Employment Agreement is one year, renewing automatically for additional one year periods unless the Employment Agreement is terminated by Mr. Wegner or the Company, in each case by 30 days’ written notice.  In addition, the Company may terminate Mr. Wegner’s employment at any time, with or without cause, and Mr. Wegner may terminate his employment with the Company on 30 days’ written notice or immediately for good reason, as defined in the Employment Agreement.

Under the Employment Agreement, in the event Mr. Wegner’s employment is terminated by the Company without cause, Mr. Wegner will be entitled to receive severance benefits equal to six months of his base salary, plus a prorated bonus for the year of termination.

If the event that Mr. Wegner’s employment is terminated by the Company without cause or by Mr. Wegner for good reason during the twelve months following a change in control of the Company, then Mr. Wegner will be entitled to receive a bonus prorated through the date of his termination and a severance amount equal to six months of his current base salary.  Mr. Wegner, or his estate, is also entitled to a prorated bonus and other benefits in the event that Mr. Wegner’s employment is terminated due to his death or disability.

Mr. Wegner’s receipt of the severance benefits discussed above is contingent on Mr. Wegner signing and not revoking a release of claims against the Company.  The Employment Agreement also contains post-termination non-solicitation and non-competition covenants.

The preceding summary of the Employment Agreement is qualified in its entirety by reference to the text of the Employment Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1           Employment Agreement between Vitacost.com, Inc. and Robert Wegner, dated August 4, 2011.

99.1           Press Release dated August 9, 2011, announcing results of operations and financial condition for the three months ended June 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:           August 9, 2011

VITACOST.COM, INC.

By:	/s/ Stephen E. Markert, Jr.
Name:	Stephen E. Markert, Jr.
Title:	Interim Chief Financial Officer

EXHIBIT INDEX

10.1	Employment Agreement between Vitacost.com, Inc. and Robert Wegner, dated August 4, 2011
99.1	Press Release dated August 9, 2011, announcing results of operations and financial condition for the three months ended June 30, 2011.